Exhibit 3.3

                                                        Document Number
                                                        20110029054-94
                                                        --------------------
                                                        Filing Date and Time
                                                        01/13/2011 3:25 PM
                                                        --------------------
                                                        Entity Number
                                                        E0346492009-7
                                                        --------------------
                                                        Filed in the
                                                        office of
                                                        /s/ Ross Miller
                                                        Ross Miller
                                                        Secretary of State
                                                        of Nevada

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              ROSS MILLER
              Secretary of State
/State Seal/  204 North Carson Street, Suite 4
              Carson City, Nevada 89701-4520
              (775) 684-5708
              Website: www.nvsos.gov

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                    / Certificate of Designation /
                    / (PURSUANT TO NRS 78.1955)  /
                    ------------------------------


                    Certificate of Designation For
                    ------------------------------
                      Nevada Profit Corporations
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                      (Pursuant to NRS 78.1955)

1.  Name of corporation:

    EnzymeBioSystems

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

    Preferred Stock

    1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series A Preferred Stock," and the number of shares constituting such Series shall be 1,000,000. Such series is referred to herein as the "Preferred Stock."

    2. Stated Capital. The amount to be represented in stated capital at all times for each share of Preferred Stock shall be $0.001.

                            Continued on Attachment.

3.  Effective date of filing: (optional)  ___________________________________
                                          (must not be later than 90 days
                                          after the certificate is filed)

4.  Signature: (required)

X  /s/ Anushavan Yeranosyan
---------------------------
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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Certificate of Designation
Series A Preferred Stock of EnzymeBioSystems
Page 2 of 3

   3.  Rank.  All shares of Preferred Stock shall rank superior with all of
       ----
the Corporation's Common Stock, par value $0.001 per share (the "Common Stock"), now or hereafter issued, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, including the payment of dividends.

   4.  Dividends.  No dividend shall be declared or paid on the Preferred
       ---------
Stock.

   5.  No Liquidation Preference.  In the event of any voluntary or
       -------------------------
involuntary liquidation, dissolution, or winding-up of the Corporation, the Series A Preferred shares shall have a priority on liquidation superior to that of the other Preferred Stock. The Series A Preferred shareholders will be entitled to preferential amounts paid in to the Corporation and be paid in full, for funds paid for the Series A Preferred Shares, if sufficient funds exist . The holders of shares of other series of Preferred Stock shall be entitled to participate with the Common Stock in all of the remaining assets of the Corporation available for distribution to its stockholders, ratably with the holders of Common Stock in proportion to the number of shares of Common Stock held by them, assuming for each holder of Preferred Stock on the record date for such distribution that each holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Preferred Stock then held by such holder are then convertible. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Section 5, shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

   6.  Voting Rights.  Except as otherwise required by law, each Series A
       -------------
Preferred Share shall have voting rights and shall carry a voting weight equal to ten (10) Common Shares. Except as otherwise required by law or by these Articles, the holders of shares of Common Stock and Preferred Stock shall vote together.

   7.  No Redemption.  The shares of Preferred Stock are not redeemable,
       -------------
unless approved by the Board of Directors and agreed upon by the Series A Preferred Shareholders.

   8.  Conversion Provisions.  Each Series A Preferred Share cannot be
       ---------------------
converted into Common Shares, unless it is approved by the Board of Directors and agreed upon by the Series A Preferred Shareholders.

   9.  Outstanding Shares.  For purposes of these Articles of Designation,
       ------------------
all shares of Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Preferred Stock, all shares of Preferred Stock converted into Common Stock; and (ii) from the date of registration of transfer, all shares of Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

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Certificate of Designation
Series A Preferred Stock of EnzymeBioSystems
Page 3 of 3


   10.  The Securities Act of 1933
        --------------------------

        (a) Securities Not Registered.  The shares of Preferred Stock have
            -------------------------
   not been registered under the Securities Act of 1933 or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration.

        (b) Restrictive Legends.  Each share of Preferred Stock and
            -------------------
   certificate for Common Stock issued upon the conversion of any shares of Preferred Stock, and each preferred stock certificate issued upon the transfer of any such shares of Preferred Stock or Common Stock (except as otherwise permitted by this Section 10), shall be stamped or otherwise imprinted with a legend in substantially the following form:

        "The securities represented hereby have not been registered under the Securities Act of 1933. Such securities may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

   11.  Severability of Provisions.  Whenever possible, each provision hereof
        --------------------------
shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.


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